SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):     September 18, 1997



                              ARCA CORP.
           (Exact name of registrant as specified in charter)



  New Jersey                333-5278-NY             22-3417547
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         215 West Main Street
                     Maple Shade, New Jersey  08052
                (Address of principal executive offices)


Registrant's telephone number, including area code      (609) 667-0600


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ITEM 5.  OTHER EVENTS.

On September 18, 1997, S.V.G. Properties, L.P., 80% of which is owned by ARCA Corp. through its wholly owned subsidiary Spring Village Holdings, Inc., completed the refinancing of its long term debt. The refinancing completes the first objective of the Company's long term business plan. Below is a summary of the significant financial terms of the refinancing (rounded to the nearest $1,000):


                                            Before              After
                                            Refinancing         Refinancing
                                             -----------        -----------
Total long term debt                          3,595,000         3,578,000
Annual debt service (1998)                      342,000           323,000
Annual interest expense (1998)                  331,000           293,000
Funded expense escrows                           10,000            99,000
Effective interest rate                            9.2%              8.2%
Maturity                                        7 years          10 years

As a result of the refinancing, long term debt decreased by $17,000, annual debt service decreased by $19,000, annual interest expense decreased by $38,000, and funded cash reserves to cover anticipated future expensese such as taxes, capital replacements and insurance increased by $89,000.

Now that the refinancing has been completed, the Company plans to seek new capital to reduce total debt and to seek strategic acquisitions to enhance shareholder value.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ARCA CORP.

                                          /s/ Harry J. Santoro
DATED: September 24, 1997
                                          By: Harry J. Santoro
                                          President